Exhibit 23.1


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Shareholders and Board of Directors of First American Railways, Inc.


         We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of First American Railways, Inc. (the "Company"), of our report dated January 14, 1997, except for Note 9 which is as of March 13, 1997, relating to the financial statements of the Company, appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1996.



Miami, Florida
August 14, 1997                                          By:/s/BDO SEIDMAN, LLP
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                                                            BDO SEIDMAN, LLP